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                                                                    EXHIBIT 99.4

PROXY                                                                      PROXY

                          ALLIANCE GAMING CORPORATION

                 4380 BOULDER HIGHWAY, LAS VEGAS, NEVADA 89121
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Steve Greathouse and John W. Alderfer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock, par value $.10 per share (the "Common Stock") of Alliance Gaming Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Sam's Town Hotel & Gambling Hall Conference Center, 5111 Boulder Highway, Las Vegas NV 89121 on Tuesday, April 2, 1996 at 2:00 p.m., local time and any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:

                                    (Continued and to be signed on reserve side)

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1.  Adoption of the Agreement and Plan of Merger dated as of October 18, 1995, as amended (the "Merger Agreement") among the Company, BGII Acquisition Corp., its wholly-owned subsidiary (the "Merger Subsidiary"), and Bally Gaming International, Inc. ("BGII"), pursuant to which, among other things,
    (i) the Merger Subsidiary will be merged with and into BGII, with BGII surviving as a wholly-owned subsidiary of the Company, and (ii) the stockholders of BGII will receive cash, shares of 15% Non-Voting Junior Special Stock, Series B, $.10 par value ("Series B Special Stock") and shares of Common Stock in exchange for their BGII shares.

      FOR  [X]   AGAINST  [X]    ABSTAIN  [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER
 AGREEMENT.

2. Election of the following nominees as Directors for the three year term expiring in 1998: Christopher Baj and David Robbins.

WITHHOLD FOR THE FOLLOWING ONLY (WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE BELOW)


      FOR  [X]        WITHHOLD AUTHORITY   [X]_________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES

                                           Please sign exactly
                                           as name appears below.

                                                When shares are held by
                                                joint tenants, both should
                                                sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title as such. If a
                                                corporation, please sign
                                                in full corporate name by
                                                the President or
                                                authorized officer. If a
                                                partnership, please sign
                                                in partnership name by
                                                authorized person.

                                                ___________________________
                                                         Signature

                                                ___________________________
                                                 Signature if held jointly

                                                Dated: _____________ , 1996


Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed
 Envelope.

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